EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2024 Second Quarter Results

Second Quarter 2024 Highlights:
•Net income available to common shareholders of $4.5 million, or $0.20 per diluted share
•Adjusted pre-tax, pre-provision earnings of $25.2 million
•Tangible book value per share decreased to $23.36, compared to $23.44 at March 31, 2024
•Common equity tier 1 capital ratio improved to 8.63% from 8.60%
•Net interest margin of 3.12%, compared to 3.18% in prior quarter
•Efficiency ratio of 65.2%, compared to 58.0% in prior quarter
Effingham, IL, July 25, 2024 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $4.5 million, or $0.20 per diluted share, for the second quarter of 2024, compared to $11.7 million, or $0.53 per diluted share, for the first quarter of 2024. This also compares to net income available to common shareholders of $19.3 million, or $0.86 per diluted share, for the second quarter of 2023.
Provision expense was $16.8 million in the second quarter of 2024 compared to $14.0 million and $5.9 million in the first quarter of 2024 and the second quarter of 2023, respectively. The provision expense in the second quarter of 2024 included provision for credit losses on loans of $17.0 million, offset by a $0.2 million benefit related to unfunded commitments. The elevated loan provision in the second quarter of 2024 was primarily due to credit deterioration and servicing issues involving one of our fintech partners, LendingPoint, subsequent to their system conversion in late 2023. The provision expense for the first quarter of 2024 included a specific reserve of $8.0 million on a multi-family construction project.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We continued to execute well on our strategic priorities during the second quarter and our balance sheet management strategies resulted in further increases in our capital ratios. We are continuing to address credit risk in our loan portfolios, including the relationship with Lending Point, by prudently increasing our loan loss reserves with a focus on reducing problem assets. Our emphasis on our community bank and local markets has led to another good quarter of generating high quality, in-market loans with full banking relationships, which are partially funded by the continued intentional reduction of our equipment finance and consumer portfolios. In particular, we are seeing good results from the investments we have made to increase our presence and business development efforts in the St. Louis market, where our loan balances increased at an annualized rate of 31% during the second quarter.
“We continue to benefit from the strength of the franchise we have built to attract high quality banking talent across the organization. We recently added a new market president for our Northern Illinois region and a new Chief Deposit Officer, who we expect to positively impact our treasury management services and our ability to add new commercial deposit relationships. We are also continuing to invest in our Wealth Management business to improve our ability to cross-sell this service to our community bank clients. We believe the banking talent we are adding will further enhance our efforts to expand our market share within our community bank. Our successful efforts in this area are resulting in a favorable shift in the mix of our loan portfolio; moving towards a higher quality portfolio and expanded banking relationships with both loans and deposits. We expect to make continued progress on this strategic priority over the remainder of the year, which we believe will further enhance the value of our franchise,” said Mr. Ludwig.
Balance Sheet Highlights
Total assets were $7.76 billion at June 30, 2024, compared to $7.83 billion at March 31, 2024, and $8.03 billion at June 30, 2023. At June 30, 2024, portfolio loans were $5.85 billion, compared to $5.96 billion at March 31, 2024, and $6.37 billion at June 30, 2023.
Loans
During the second quarter of 2024, outstanding loans declined by $106.5 million, or 1.8%, from March 31, 2024, as the Company continued to shrink its equipment financing and consumer loan portfolios, and focus on commercial loan opportunities in our community bank footprint. Increases in commercial, commercial real estate, and construction and land development loans of $25.9 million, $24.4 million and $2.4 million, respectively, were offset by decreases in all other loan categories.
Equipment finance loan and lease balances decreased $59.9 million during the second quarter of 2024 as the Company continued to reduce its concentration of this product within the overall loan portfolio. Consumer loans decreased $91.1 million due to loan payoffs and a cessation in loans originated through GreenSky. Our Greensky-originated loan balances decreased $67.7 million during the second quarter to $538.3 million at June 30, 2024. In addition, as previously disclosed, during the fourth quarter of 2023, the Company ceased originating loans through LendingPoint. As of June 30, 2024, the Company had $114.2 million in loans that were originated through and serviced by LendingPoint. Equipment financing and consumer loans comprised 15.2% and 12.7%, respectively, of the loan portfolio at June 30, 2024, compared to 15.9% and 14.0%, respectively, at March 31, 2024.

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2024	2024	2023	2023	2023
Loan Portfolio
Commercial loans	$939,458	$913,564	$951,387	$943,761	$962,756
Equipment finance loans	461,409	494,068	531,143	578,931	614,633
Equipment finance leases	428,659	455,879	473,350	485,460	500,485
Commercial FHA warehouse lines	—	8,035	—	48,547	30,522
Total commercial loans and leases	1,829,526	1,871,546	1,955,880	2,056,699	2,108,396
Commercial real estate	2,421,505	2,397,113	2,406,845	2,412,164	2,443,995
Construction and land development	476,528	474,128	452,593	416,801	366,631
Residential real estate	378,393	378,583	380,583	375,211	371,486
Consumer	746,042	837,092	935,178	1,020,008	1,076,836
Total loans	$5,851,994	$5,958,462	$6,131,079	$6,280,883	$6,367,344
Loan Quality
Overall, credit quality metrics declined this quarter compared to the first quarter of 2024. Non-performing loans increased $7.1 million to $112.1 million at June 30, 2024, compared to $105.0 million as of March

31, 2024. A $3.6 million commercial loan and $4.7 million of equipment financing loans account for the increase.

	As of and for the Three Months Ended
(in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Asset Quality
Loans 30-89 days past due	$54,045	$58,854	$82,778	$46,608	$44,161
Nonperforming loans	112,124	104,979	56,351	55,981	54,844
Nonperforming assets	123,774	116,721	67,701	58,677	57,688
Substandard loans	135,555	149,049	184,224	143,793	130,707
Net charge-offs	2,874	4,445	5,117	3,449	2,996
Loans 30-89 days past due to total loans	0.92%	0.99%	1.35%	0.74%	0.69%
Nonperforming loans to total loans	1.92%	1.76%	0.92%	0.89%	0.86%
Nonperforming assets to total assets	1.60%	1.49%	0.86%	0.74%	0.72%
Allowance for credit losses to total loans	1.58%	1.31%	1.12%	1.06%	1.02%
Allowance for credit losses to nonperforming loans	82.22%	74.35%	121.56%	119.09%	118.43%
Net charge-offs to average loans	0.20%	0.30%	0.33%	0.22%	0.19%
The Company continued to increase its allowance for credit losses on loans during the second quarter of 2024. Notably, the Company recognized provision expense of $14.0 million this quarter related to the loans originated and serviced by LendingPoint, increasing the allowance to $14.6 million on this portfolio. Credit deterioration and servicing issues following their system conversion have resulted in increased losses within this portfolio. At June 30, 2024, loans serviced by LendingPoint totaled $114.2 million.
The allowance for credit losses on loans totaled $92.2 million at June 30, 2024, compared to $78.1 million at March 31, 2024, and $65.0 million at June 30, 2023. The allowance as a percentage of portfolio loans was 1.58% at June 30, 2024, compared to 1.31% at March 31, 2024, and 1.02% at June 30, 2023.
Deposits
Total deposits were $6.12 billion at June 30, 2024, compared with $6.32 billion at March 31, 2024. Noninterest-bearing deposits decreased $103.9 million to $1.11 billion at June 30, 2024, while interest-bearing deposits decreased $102.1 million to $5.01 billion at June 30, 2024. Brokered time deposits decreased $56.8 million to $131.4 million, and represented 2.15% of total deposits at June 30, 2024.

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2024	2024	2023	2023	2023
Deposit Portfolio
Noninterest-bearing demand	$1,108,521	$1,212,382	$1,145,395	$1,154,515	$1,162,909
Interest-bearing:
Checking	2,343,533	2,394,163	2,511,840	2,572,224	2,499,693
Money market	1,143,668	1,128,463	1,135,629	1,090,962	1,226,470
Savings	538,462	555,552	559,267	582,359	624,005
Time	852,415	845,190	862,865	885,858	840,734
Brokered time	131,424	188,234	94,533	119,084	72,737
Total deposits	$6,118,023	$6,323,984	$6,309,529	$6,405,002	$6,426,548

Results of Operations Highlights
Net Interest Income and Margin
During the second quarter of 2024, net interest income, on a tax-equivalent basis, totaled $55.2 million, a decrease of $0.9 million, or 1.6%, compared to $56.1 million for the first quarter of 2024. The tax-equivalent net interest margin for the second quarter of 2024 was 3.12%, compared with 3.18% in the first quarter of 2024. Net interest income and net interest margin, on a tax-equivalent basis, were $59.0 million and 3.23%, respectively, in the second quarter of 2023. The decline in both the net interest income and margin were largely attributable to increased market interest rates resulting in a faster increase in the cost of funding liabilities than the yield on earning assets, as well as the impact of interest reversals on loans placed on non-accrual.
Average interest-earning assets for the second quarter of 2024 were $7.13 billion, compared to $7.11 billion for the first quarter of 2024. The yield increased 8 basis points to 5.84% compared to the first quarter of 2024. Interest-earning assets averaged $7.33 billion for the second quarter of 2023.
Average loans were $5.92 billion for the second quarter of 2024, compared to $6.01 billion for the first quarter of 2024 and $6.36 billion for the second quarter of 2023. The yield on loans was 6.03% for the second quarter of 2024, up from 5.99% for the first quarter of 2024 and 5.80% for the second quarter of 2023.
Investment securities averaged $1.10 billion for the second quarter of 2024, and yielded 4.69%, compared to an average balance and yield of $988.7 million and 4.36%, respectively, for the first quarter of 2024. The Company purchased additional higher-yielding investments resulting in the increased average balance and yield. Investment securities averaged $861.4 million for the second quarter of 2023.
Average interest-bearing deposits were $5.10 billion for the second quarter of 2024, compared to $5.20 billion for the first quarter of 2024, and $5.26 billion for the second quarter of 2023. Cost of interest-bearing deposits was 3.11% in the second quarter of 2024, which represented a 7 basis point increase from the first quarter of 2024. A competitive market, driven by rising interest rates and increased competition, contributed to the increase in deposit costs.

	For the Three Months Ended
(dollars in thousands)	June 30, 2024			March 31, 2024			June 30, 2023
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$65,250	$875	5.40%	$69,316	$951	5.52%	$67,377	$852	5.07%
Investment securities(1)	1,098,452	12,805	4.69	988,716	10,708	4.36	861,409	7,286	3.39
Loans(1)(2)	5,915,523	88,738	6.03	6,012,032	89,489	5.99	6,356,012	91,890	5.80
Loans held for sale	4,910	84	6.84	3,405	55	6.56	4,067	59	5.79
Nonmarketable equity securities	44,216	963	8.76	35,927	687	7.69	45,028	599	5.33
Total interest-earning assets	7,128,351	103,465	5.84	7,109,396	101,890	5.76	7,333,893	100,686	5.51
Noninterest-earning assets	669,370			671,671			612,238
Total assets	$7,797,721			$7,781,067			$7,946,131

Interest-Bearing Liabilities
Interest-bearing deposits	$5,101,365	$39,476	3.11%	$5,195,118	$39,214	3.04%	$5,259,188	$33,617	2.56%
Short-term borrowings	30,449	308	4.07	65,182	836	5.16	22,018	14	0.26
FHLB advances & other borrowings	500,758	5,836	4.69	313,121	3,036	3.90	471,989	5,396	4.59
Subordinated debt	93,090	1,265	5.47	93,583	1,280	5.50	97,278	1,335	5.51
Trust preferred debentures	50,921	1,358	10.73	50,707	1,389	11.02	50,218	1,289	10.29
Total interest-bearing liabilities	5,776,583	48,243	3.36	5,717,711	45,755	3.22	5,900,691	41,651	2.83
Noninterest-bearing deposits	1,132,451			1,151,542			1,187,584
Other noninterest-bearing liabilities	104,841			121,908			81,065
Shareholders’ equity	783,846			789,906			776,791
Total liabilities and shareholder’s equity	$7,797,721			$7,781,067			$7,946,131

Net Interest Margin		$55,222	3.12%		$56,135	3.18%		$59,035	3.23%

Cost of Deposits			2.55%			2.49%			2.09%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million for each of the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
For the six months ended June 30, 2024, net interest income, on a tax-equivalent basis, decreased to $111.4 million, with a tax-equivalent net interest margin of 3.15%, compared to net interest income, on a tax-equivalent basis, of $119.8 million, and a tax-equivalent net interest margin of 3.31% for the six months ended June 30, 2023.
The yield on earning assets increased 37 basis points to 5.80% for the six months ended June 30, 2024 compared to the prior year. However, the cost of interest-bearing liabilities increased at a faster rate during this period, increasing 64 basis points to 3.29% for the six months ended June 30, 2024.

	For the Six Months Ended
(dollars in thousands)	June 30, 2024			June 30, 2023
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$67,283	$1,826	5.46%	$76,201	$1,832	4.85%
Investment securities(1)	1,043,585	23,513	4.53	835,771	13,281	3.18
Loans(1)(2)	5,963,777	178,226	6.01	6,338,305	179,887	5.72
Loans held for sale	4,157	139	6.72	2,794	75	5.42
Nonmarketable equity securities	40,072	1,650	8.28	46,416	1,394	6.05
Total interest-earning assets	7,118,874	205,354	5.80	7,299,487	196,469	5.43
Noninterest-earning assets	669,370			611,528
Total assets	$7,788,244			$7,911,015

Interest-Bearing Liabilities
Interest-bearing deposits	$5,148,242	$78,690	3.07%	$5,157,148	$60,022	2.35%
Short-term borrowings	47,815	1,144	4.81	30,291	39	0.26
FHLB advances & other borrowings	406,940	8,872	4.38	505,945	11,402	4.54
Subordinated debt	93,337	2,545	5.45	98,538	2,705	5.54
Trust preferred debentures	50,814	2,747	10.87	50,133	2,518	10.13
Total interest-bearing liabilities	5,747,148	93,998	3.29	5,842,055	76,686	2.65
Noninterest-bearing deposits	1,141,996			1,219,050
Other noninterest-bearing liabilities	112,223			77,895
Shareholders’ equity	786,877			772,015
Total liabilities and shareholders’ equity	$7,788,244			$7,911,015

Net Interest Margin		$111,356	3.15%		$119,783	3.31%

Cost of Deposits			2.52%			1.90%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.4 million for each of the six months ended June 30, 2024 and 2023, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
Noninterest Income
Noninterest income was $17.7 million for the second quarter of 2024, compared to $21.2 million for the first quarter of 2024. Noninterest income for the second quarter of 2024 included a $0.2 million gain on the repurchase of subordinated debt, offset by $0.2 million of net losses on the sale of investment securities. Noninterest income for the first quarter of 2024 included incremental servicing revenues of $3.7 million related to the Greensky portfolio. The second quarter of 2023 included an $0.8 million gain on the sale of OREO and a $0.7 million gain on the repurchase of subordinated debt, partially offset by $0.9 million of net losses on the sale of investment securities. Excluding these transactions, noninterest income for the second quarter of 2024, the first quarter of 2024, and the second quarter of 2023 was $17.6 million, $17.5 million, and $18.1 million, respectively.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2024	2024	2023	2024	2023
Noninterest income
Wealth management revenue	$6,801	$7,132	$6,269	$13,933	$12,680
Service charges on deposit accounts	3,121	3,116	2,677	6,237	5,245
Interchange revenue	3,563	3,358	3,696	6,921	7,108
Residential mortgage banking revenue	557	527	540	1,084	945
Income on company-owned life insurance	1,925	1,801	891	3,726	1,767
Loss on sales of investment securities, net	(152)	—	(869)	(152)	(1,517)
Other income	1,841	5,253	5,549	7,094	8,304
Total noninterest income	$17,656	$21,187	$18,753	$38,843	$34,532

Wealth management revenue totaled $6.8 million in the second quarter of 2024, a decrease of $0.3 million, or 4.6%, as compared to the first quarter of 2024, due to the seasonal impact of tax planning fees in the first quarter. Assets under administration increased to $4.00 billion at June 30, 2024 from $3.89 billion at March 31, 2024, primarily due to improved sales activity. Assets under administration totaled $3.59 billion at June 30, 2023.
Noninterest Expense
Noninterest expense was $47.5 million in the second quarter of 2024, compared to $44.9 million in the first quarter of 2024 and $42.9 million in the second quarter of 2023. Noninterest expense for the second quarter of 2024 included $4.1 million of aggregate expenses related to OREO impairment and property taxes, and accruals related to various legal actions. Excluding these transactions, noninterest expense for the second quarter of 2024, the first quarter of 2024, and the second quarter of 2023 was $43.4 million, $44.9 million, and $42.9 million, respectively. The efficiency ratio increased to 65.16% for the quarter ended June 30, 2024, compared to 58.03% for the quarter ended March 31, 2024, and 55.01% for the quarter ended June 30, 2023.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2024	2024	2023	2024	2023
Noninterest expense
Salaries and employee benefits	$22,872	$24,102	$22,857	$46,974	$47,100
Occupancy and equipment	3,964	4,142	3,879	8,106	8,322
Data processing	7,205	6,722	6,544	13,927	12,855
Professional services	2,243	2,255	1,663	4,498	3,423
Amortization of intangible assets	1,016	1,089	1,208	2,105	2,499
FDIC insurance	1,219	1,274	1,196	2,493	2,525
Other expense	8,960	5,283	5,547	14,243	10,652
Total noninterest expense	$47,479	$44,867	$42,894	$92,346	$87,376
Income Tax Expense
Income tax expense was $1.7 million for the second quarter of 2024, compared to $4.4 million for the first quarter of 2024 and $7.2 million for the second quarter of 2023. The resulting effective tax rates were 19.9%, 23.9% and 25.1%, respectively.

Capital
At June 30, 2024, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of June 30, 2024
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	13.06%	13.94%	10.50%
Tier 1 capital to risk-weighted assets	11.69%	11.21%	8.50%
Tier 1 leverage ratio	10.26%	9.84%	4.00%
Common equity Tier 1 capital	11.69%	8.63%	7.00%
Tangible common equity to tangible assets (1)	N/A	6.59%	N/A
(1) A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.
The impact of rising interest rates on the Company’s investment portfolio and cash flow hedges resulted in an $82.6 million accumulated other comprehensive loss at June 30, 2024, which reduced tangible book value by $3.86 per share.
Stock Repurchase Program
As previously disclosed, on December 5, 2023, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of common stock through December 31, 2024. During the second quarter of 2024, the Company repurchased 131,372 shares of its common stock at a weighted average price of $22.84 under its stock repurchase program.
About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2024, the Company had total assets of approximately $7.76 billion, and its Wealth Management Group had assets under administration of approximately $4.00 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive

Income,” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of and for the Three Months Ended			As of and for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Earnings Summary
Net interest income	$55,052	$55,920	$58,840	$110,972	$119,344
Provision for credit losses	16,800	14,000	5,879	30,800	9,014
Noninterest income	17,656	21,187	18,753	38,843	34,532
Noninterest expense	47,479	44,867	42,894	92,346	87,376
Income before income taxes	8,429	18,240	28,820	26,669	57,486
Income taxes	1,679	4,355	7,245	6,034	14,139
Net income	6,750	13,885	21,575	20,635	43,347
Preferred dividends	2,228	2,228	2,228	4,456	4,456
Net income available to common shareholders	$4,522	$11,657	$19,347	$16,179	$38,891

Diluted earnings per common share	$0.20	$0.53	$0.86	$0.73	$1.72
Weighted average common shares outstanding - diluted	21,734,849	21,787,691	22,205,079	21,761,492	22,348,981
Return on average assets	0.35%	0.72%	1.09%	0.53%	1.10%
Return on average shareholders' equity	3.46%	7.07%	11.14%	5.27%	11.32%
Return on average tangible common equity (1)	3.66%	9.34%	15.99%	6.51%	16.34%
Net interest margin	3.12%	3.18%	3.23%	3.15%	3.31%
Efficiency ratio (1)	65.16%	58.03%	55.01%	61.49%	56.31%

Adjusted Earnings Performance Summary (1)
Adjusted earnings available to common shareholders	$4,511	$11,657	$19,488	$16,168	$39,505
Adjusted diluted earnings per common share	$0.20	$0.53	$0.87	$0.73	$1.75
Adjusted return on average assets	0.35%	0.72%	1.10%	0.53%	1.12%
Adjusted return on average shareholders' equity	3.46%	7.07%	11.21%	5.27%	11.48%
Adjusted return on average tangible common equity	3.65%	9.34%	16.10%	6.51%	16.60%
Adjusted pre-tax, pre-provision earnings	$25,214	$32,240	$34,892	$57,454	$67,341
Adjusted pre-tax, pre-provision return on average assets	1.30%	1.67%	1.76%	1.48%	1.72%

Market Data
Book value per share at period end	$31.59	$31.67	$30.49
Tangible book value per share at period end (1)	$23.36	$23.44	$22.24
Tangible book value per share excluding accumulated other comprehensive income at period end (1)	$27.22	$27.23	$26.11
Market price at period end	$22.65	$25.13	$19.91
Common shares outstanding at period end	21,377,215	21,485,231	21,854,800

Capital
Total capital to risk-weighted assets	13.94%	13.68%	12.65%
Tier 1 capital to risk-weighted assets	11.21%	11.16%	10.47%
Tier 1 common capital to risk-weighted assets	8.63%	8.60%	8.03%
Tier 1 leverage ratio	9.84%	9.92%	9.57%
Tangible common equity to tangible assets (1)	6.59%	6.58%	6.19%

Wealth Management
Trust assets under administration	$3,996,175	$3,888,219	$3,594,727
(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2024	2024	2023	2023	2023
Assets
Cash and cash equivalents	$124,646	$167,316	$135,061	$132,132	$160,695
Investment securities	1,099,654	1,044,900	920,396	839,344	887,003
Loans	5,851,994	5,958,462	6,131,079	6,280,883	6,367,344
Allowance for credit losses on loans	(92,183)	(78,057)	(68,502)	(66,669)	(64,950)
Total loans, net	5,759,811	5,880,405	6,062,577	6,214,214	6,302,394
Loans held for sale	5,555	5,043	3,811	6,089	5,632
Premises and equipment, net	83,040	81,831	82,814	82,741	81,006
Other real estate owned	8,304	8,920	9,112	480	202
Loan servicing rights, at lower of cost or fair value	18,902	19,577	20,253	20,933	21,611
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	14,003	15,019	16,108	17,238	18,367
Company-owned life insurance	207,211	205,286	203,485	201,750	152,210
Other assets	274,244	241,608	251,347	292,460	243,697
Total assets	$7,757,274	$7,831,809	$7,866,868	$7,969,285	$8,034,721

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,108,521	$1,212,382	$1,145,395	$1,154,515	$1,162,909
Interest-bearing deposits	5,009,502	5,111,602	5,164,134	5,250,487	5,263,639
Total deposits	6,118,023	6,323,984	6,309,529	6,405,002	6,426,548
Short-term borrowings	7,208	214,446	34,865	17,998	21,783
FHLB advances and other borrowings	600,000	255,000	476,000	538,000	575,000
Subordinated debt	91,656	93,617	93,546	93,475	93,404
Trust preferred debentures	50,921	50,790	50,616	50,457	50,296
Other liabilities	103,694	102,966	110,459	106,743	90,869
Total liabilities	6,971,502	7,040,803	7,075,015	7,211,675	7,257,900
Total shareholders’ equity	785,772	791,006	791,853	757,610	776,821
Total liabilities and shareholders’ equity	$7,757,274	$7,831,809	$7,866,868	$7,969,285	$8,034,721

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands, except per share data)	2024	2024	2023	2024	2023
Net interest income:
Interest income	$103,295	$101,675	$100,491	$204,970	$196,030
Interest expense	48,243	45,755	41,651	93,998	76,686
Net interest income	55,052	55,920	58,840	110,972	119,344
Provision for credit losses on loans	17,000	14,000	5,879	31,000	9,014
Provision for credit losses on unfunded commitments	(200)	—	—	(200)	—
Total provision for credit losses	16,800	14,000	5,879	30,800	9,014
Net interest income after provision for credit losses	38,252	41,920	52,961	80,172	110,330
Noninterest income:
Wealth management revenue	6,801	7,132	6,269	13,933	12,680
Service charges on deposit accounts	3,121	3,116	2,677	6,237	5,245
Interchange revenue	3,563	3,358	3,696	6,921	7,108
Residential mortgage banking revenue	557	527	540	1,084	945
Income on company-owned life insurance	1,925	1,801	891	3,726	1,767
Loss on sales of investment securities, net	(152)	—	(869)	(152)	(1,517)
Other income	1,841	5,253	5,549	7,094	8,304
Total noninterest income	17,656	21,187	18,753	38,843	34,532
Noninterest expense:
Salaries and employee benefits	22,872	24,102	22,857	46,974	47,100
Occupancy and equipment	3,964	4,142	3,879	8,106	8,322
Data processing	7,205	6,722	6,544	13,927	12,855
Professional services	2,243	2,255	1,663	4,498	3,423
Amortization of intangible assets	1,016	1,089	1,208	2,105	2,499
FDIC insurance	1,219	1,274	1,196	2,493	2,525
Other expense	8,960	5,283	5,547	14,243	10,652
Total noninterest expense	47,479	44,867	42,894	92,346	87,376
Income before income taxes	8,429	18,240	28,820	26,669	57,486
Income taxes	1,679	4,355	7,245	6,034	14,139
Net income	6,750	13,885	21,575	20,635	43,347
Preferred stock dividends	2,228	2,228	2,228	4,456	4,456
Net income available to common shareholders	$4,522	$11,657	$19,347	$16,179	$38,891

Basic earnings per common share	$0.20	$0.53	$0.86	$0.73	$1.72
Diluted earnings per common share	$0.20	$0.53	$0.86	$0.73	$1.72

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Income before income taxes - GAAP	$8,429	$18,240	$28,820	$26,669	$57,486
Adjustments to noninterest income:
Loss on sales of investment securities, net	152	—	869	152	1,517
(Gain) on repurchase of subordinated debt	(167)	—	(676)	(167)	(676)
Total adjustments to noninterest income	(15)	—	193	(15)	841
Adjusted earnings pre tax - non-GAAP	8,414	18,240	29,013	26,654	58,327
Adjusted earnings tax	1,675	4,355	7,297	6,030	14,366
Adjusted earnings - non-GAAP	6,739	13,885	21,716	20,624	43,961
Preferred stock dividends	2,228	2,228	2,228	4,456	4,456
Adjusted earnings available to common shareholders	$4,511	$11,657	$19,488	$16,168	$39,505
Adjusted diluted earnings per common share	$0.20	$0.53	$0.87	$0.73	$1.75
Adjusted return on average assets	0.35%	0.72%	1.10%	0.53%	1.12%
Adjusted return on average shareholders' equity	3.46%	7.07%	11.21%	5.27%	11.48%
Adjusted return on average tangible common equity	3.65%	9.34%	16.10%	6.51%	16.60%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Adjusted earnings pre tax - non-GAAP	$8,414	$18,240	$29,013	$26,654	$58,327
Provision for credit losses	16,800	14,000	5,879	30,800	9,014
Adjusted pre-tax, pre-provision earnings - non-GAAP	$25,214	$32,240	$34,892	$57,454	$67,341
Adjusted pre-tax, pre-provision return on average assets	1.30%	1.67%	1.76%	1.48%	1.72%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Noninterest expense - GAAP	$47,479	$44,867	$42,894	$92,346	$87,376

Net interest income - GAAP	$55,052	$55,920	$58,840	$110,972	$119,344
Effect of tax-exempt income	170	215	195	384	439
Adjusted net interest income	55,222	56,135	59,035	111,356	119,783

Noninterest income - GAAP	17,656	21,187	18,753	38,843	34,532
Loss on sales of investment securities, net	152	—	869	152	1,517
(Gain) on repurchase of subordinated debt	(167)	—	(676)	(167)	(676)
Adjusted noninterest income	17,641	21,187	18,946	38,828	35,373

Adjusted total revenue	$72,863	$77,322	$77,981	$150,184	$155,156

Efficiency ratio	65.16%	58.03%	55.01%	61.49%	56.31%

Return on Average Tangible Common Equity (ROATCE)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Net income available to common shareholders	$4,522	$11,657	$19,347	$16,179	$38,891

Average total shareholders' equity—GAAP	$783,846	$789,906	$776,791	$786,877	$772,015
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(14,483)	(15,525)	(18,937)	(15,004)	(19,557)
Average tangible common equity	$496,911	$501,929	$485,402	$499,421	$480,006
ROATCE	3.66%	9.34%	15.99%	6.51%	16.34%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2024	2024	2023	2023	2023
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$785,772	$791,006	$791,853	$757,610	$776,821
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(14,003)	(15,019)	(16,108)	(17,238)	(18,367)
Tangible common equity	499,317	503,535	503,293	467,920	486,002

Less: Accumulated other comprehensive loss (AOCI)	(82,581)	(81,419)	(76,753)	(101,181)	(84,719)
Tangible common equity excluding AOCI	$581,898	$584,954	$580,046	$569,101	$570,721

Total Assets to Tangible Assets:
Total assets—GAAP	$7,757,274	$7,831,809	$7,866,868	$7,969,285	$8,034,721
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(14,003)	(15,019)	(16,108)	(17,238)	(18,367)
Tangible assets	$7,581,367	$7,654,886	$7,688,856	$7,790,143	$7,854,450

Common Shares Outstanding	21,377,215	21,485,231	21,551,402	21,594,546	21,854,800

Tangible Common Equity to Tangible Assets	6.59%	6.58%	6.55%	6.01%	6.19%
Tangible Book Value Per Share	$23.36	$23.44	$23.35	$21.67	$22.24
Tangible Book Value Per Share, excluding AOCI	$27.22	$27.23	$26.91	$26.35	$26.11